GIBRALTAR SELLS RENEWABLES ELECTRICAL BALANCE OF SYSTEMS (eBOS) BUSINESS TO GAMECHANGE ENERGY TECHNOLOGIES FOR $70 MILLION

Proceeds of sale to be applied to debt reduction

BUFFALO, N.Y., February 23, 2026 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets, today announced that it has sold its Renewables electrical balance-of-systems (eBOS) business to a subsidiary of GameChange Energy Technologies Corp. for $70 million in cash, subject to customary post-closing adjustments.

“The divestiture of our eBOS business is the first step in a two-step process to align the Renewables business with industry leaders who continue to broaden their portfolios,” stated Chairman and CEO Bill Bosway. “Our eBOS technology fills a strategic need for GameChange given their dedication to adding leading edge solutions for their solar customers.”

This sale supports Gibraltar’s strategic plan to simplify and focus its asset portfolio on the building products and structures end-markets. The company is also currently in the process of selling its Renewables racking and foundations business. Gibraltar intends to use the proceeds from both the eBos and racking and foundations transactions for the reduction of debt.

ADVISORS
Perella Weinberg served as Gibraltar’s financial advisor and Honigman LLP served as Gibraltar’s legal counsel.

ABOUT GIBRALTAR
Gibraltar is a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living and productive growing throughout North America. For more please visit www.gibraltar1.com.

FORWARD-LOOKING STATEMENTS
Certain information set forth in this release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about Gibraltar’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things: tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which Gibraltar operates, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from other newly acquired businesses, disruptions to IT systems, the impact of trade and regulation, rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding the Company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

CONTACTS

Alliance Advisors Investor Relations
Jody Burfening / Carolyn Capaccio
(212) 838-3777
Rock@allianceadvisors.com